UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2016

FREEPORT-McMoRan INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Central Avenue Phoenix, AZ	85004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 16, 2016, Freeport-McMoRan Inc. (the “Company”) entered into a distribution agreement (the “Distribution Agreement”) with Noble Drilling (U.S.) LLC (the “Selling Stockholder”) and J.P. Morgan Securities LLC and HSBC Securities (USA) Inc. (collectively, the “Sales Agents”). If the Company issues shares of its common stock, par value $0.10 per share (the “Shares”) to the Selling Stockholder pursuant to a settlement and termination agreement (the “Settlement Agreement”) by and among the Company, Freeport-McMoRan Oil & Gas LLC, the Company’s wholly owned subsidiary, and the Selling Stockholder, then the Selling Stockholder, pursuant to the terms of the Distribution Agreement, may offer and sell the Shares having an aggregate value of up to $540,000,000 from time to time through one or more of the Sales Agents.

Sales of the Shares, if any, would be made by means of ordinary brokers’ transactions or block trades on the New York Stock Exchange at market prices or as otherwise agreed between the Company, the Selling Shareholder and one or more of the Sales Agents. The Selling Stockholder may also agree to sell the Shares to one or more of the Sales Agents as principal for its own account on terms agreed to by the parties to such agreement. The Sales Agents will receive from the Selling Stockholder a commission equal to a percentage, not to exceed 1.50%, of the gross sales price per share (based on a volume weighted average price) of the Shares sold in agency transactions under the Distribution Agreement, of which 1% of the gross sales price is payable by us pursuant to the Settlement Agreement.

The Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement (File No. 333-206257) (the “Registration Statement”) on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on August 10, 2015.

The Distribution Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description of the Distribution Agreement is qualified in its entirety by reference to such exhibit. For a more detailed description of the Distribution Agreement, see the disclosure under the caption “Plan of Distribution” contained in the Company’s prospectus supplement dated May 16, 2016 to the prospectus dated August 10, 2015, that has been filed with the SEC pursuant to Rule 424(b) under the Securities Act, which disclosure is hereby incorporated by reference. The Distribution Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

In the ordinary course of its business, each of the Sales Agents has and/or its affiliates have in the past performed, and may continue to perform, investment banking, lending, broker dealer, financial advisory or other services for us for which they have received, or may receive, separate fees. During the period from August 11, 2015 through September 17, 2015, J.P. Morgan Securities LLC acted as the Company’s sales agent for sales of shares of the Company’s common stock pursuant to a distribution agreement dated August 10, 2015 between the Company and J.P. Morgan Securities LLC. During the period from September 18, 2015, through February 29, 2016, each of J.P. Morgan Securities LLC and HSBC Securities (USA) Inc. acted as the Company’s sales agents for sales of shares of the Company’s common stock pursuant to a distribution agreement dated September 18, 2015 among the Company, J.P. Morgan Securities LLC, HSBC Securities (USA) Inc. and the other sales agents party thereto. In addition, in the ordinary course of its business activities, the Sales Agents and/or their affiliates may make or hold a broad array of investments and actively traded debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Sales Agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Under the Company’s revolving credit facility and term loan (senior credit facilities), JPMorgan Chase Bank, N.A. is administrative agent and HSBC Bank USA is a co-documentation agent under one or both of our senior credit facilities, and affiliates of each of the Sales Agents are also lenders under one or both of these facilities. Under the senior unsecured term loan credit facility of our subsidiary, Sociedad Minera Cerro Verde S.A.A., HSBC Securities (USA) Inc. acted as a joint lead arranger, and affiliates of certain of the Sales Agents are also lenders under this facility. JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, acted as administrative and collateral agent under the Company’s amended and restated term loan, and acted administrative agent, collateral agent and swingline lender under the Company’s amended and restated credit facility.

A copy of the opinion of Davis Polk & Wardwell LLP relating to the legality of the Shares is filed as Exhibit 5.1 to this Current Report and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan INC.

	By:	/s/ Kathleen L. Quirk
Kathleen L. Quirk
Executive Vice President, Chief Financial Officer & Treasurer (authorized signatory and
Principal Financial Officer)

Date: May 16, 2016

Freeport-McMoRan Inc.

Exhibit Index

Exhibit Number

5.1	Opinion of Davis Polk & Wardwell LLP

10.1	Distribution Agreement, dated as of May 16, 2016, by and among Freeport-McMoRan Inc., Noble Drilling (U.S.) LLC, J.P. Morgan Securities LLC and HSBC Securities (USA) Inc..

23.1	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1)